UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2018

TopBuild Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36870	47-3096382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida 32114
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (386) 304-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2018, Mr. Robert Kuhns commenced service as the Vice President, Controller (principal accounting officer) of TopBuild Corp., a Delaware corporation (the “Company”).

Mr. Kuhns, who is 44 years old, joined the Company from Mohawk Industries (“Mohawk”), a $10.0 billion flooring manufacturer located in Calhoun, Georgia, where he had been employed since 2007.  His most recent position with Mohawk was as senior director, assistant controller, a position he had held since 2015.  In that role, Mr. Kuhns was responsible for all of Mohawk’s corporate accounting and financial planning and analysis.  Prior to that role, Mr. Kuhns, spent two years in Modena, Italy as Mohawk’s senior director of international finance, leading the finance and accounting integration of an acquired Italian company. Mr. Kuhns’ previous assignments with Mohawk included division controller and senior director of finance for its Dal-Tile Division and division controller of Mohawk’s laminate and wood flooring business.  Prior to joining Mohawk, Mr. Kuhns worked for three years at NCH Corporation as the director, international treasury and controller of its plumbing products business.

In connection with his employment, the Company granted to Mr. Kuhns an aggregate of 1,230 shares of its restricted common stock, vesting ratably in three annual installments commencing on July 1, 2019. Mr. Kuhns is otherwise entitled to receive such benefits of employment as are generally available to the Company’s other executive officers, as described in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2018 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on March 21, 2018.

Other than as described in this Current Report on Form 8‑K, there are no arrangements or understandings between Mr. Kuhns and any other person pursuant to which Mr. Kuhns was selected as an officer of the Company.  Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Mr. Kuhns had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

Date: July 25, 2018	By:	/s/ John S. Peterson
John S. Peterson
Vice President and Chief Financial Officer